As filed with the U.S. Securities and Exchange Commission on April 9, 2025

Registration No. 333-286411

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________

New Providence Acquisition Corp. III

(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1834924
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 S County Road #2588
Palm Beach, Florida 33480
(561) 231-7070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Alexander Coleman
Gary P. Smith
401 S County Road #2588
Palm Beach, Florida 33480
(561) 231-7070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300	Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman Cayman Islands KY1-9009 (345) 949-9876	Christian O. Nagler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

New Providence Acquisition Corp. III is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-286411) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1.1*	Memorandum of Association of the Registrant.
3.1.2*	Articles of Association of the Registrant.
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4.1*	Form of Specimen Unit Certificate.
4.2*	Form of Specimen Class A Ordinary Share Certificate.
4.3*	Form of Specimen Public Warrant Certificate (included as exhibit to the Warrant Agreement filed herewith as Exhibit 4.4).
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Ellenoff Grossman & Schole LLP.
5.2*	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, New Providence Acquisition Corp. III and each of the officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, New Providence Holdings III, LLC and the Holders signatory thereto.
10.4*	Form of Private Placement Units Purchase Agreement between the Registrant and New Providence Holdings III, LLC.
10.5*	Form of Private Placement Units Purchase Agreement between the Registrant and Cantor.
10.6*	Form of Indemnity Agreement.
10.7*	Promissory Note issued to New Providence Holdings III, LLC.
10.8*	Securities Subscription Agreement between New Providence Holdings III, LLC and the Registrant.
10.9*	Form of Administrative Services Agreement.
14.1*	Form of Code of Ethics.
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).
23.3*	Consent of Ogier (Cayman) LLP (included on Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the initial filing).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Leo Valentine to be named as director nominee.
99.4*	Consent of Rick Mazer to be named as director nominee.
99.5*	Consent of Daniel Ginsberg to be named as director nominee.
99.6*	Consent of Timothy Gannon to be named as director nominee.
99.7*	Consent of Greg Stevens to be named as director nominee.
107*	Filing Fee Table.

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*        Previously filed.

**      Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach, Florida, on the 9th day of April, 2025.

New Providence Acquisition Corp. III
By:	/s/ Gary P. Smith
Name:	Gary P. Smith
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Gary P. Smith	Co-Chief Executive Officer and Director	April 9, 2025
Gary P. Smith	(principal executive officer)
/s/ Alexander Coleman	Co-Chief Executive Officer and Director	April 9, 2025
Alexander Coleman
/s/ Leo Valentine	Chief Financial Officer	April 9, 2025
Leo Valentine	(principal financial and accounting officer)

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Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of New Providence Acquisition Corp. III, in Palm Beach, Florida, on the 9th day of April, 2025.

By:	/s/ Gary P. Smith
Name:	Gary P. Smith
Title:	Co-Chief Executive Officer

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